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                            CHEVIOT FINANCIAL CORP.

                         Stock Order Form Instructions

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All subscription orders are subject to the provisions of the Plan of
Reorganization and Stock Issuance Plan.
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Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 12,500 shares of common stock and no person either alone or together with associates of or persons acting in concert with such person, may purchase more then 25,000 shares of common stock issued in the reorganization. For additional information and limits, see "Limitations on Purchases of Common Stock" in the Prospectus.

Item 3 - Payment for shares may be made by check, bank draft or money order payable to Cheviot Financial Corp. DO NOT MAIL CASH. Your funds will earn interest at the passbook rate until the Reorganization is completed.

Item 4 - To pay by withdrawal from a savings account or certificate of deposit at Cheviot Savings Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Cheviot Savings Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in the account(s) until the stock offering closes and earn their respective rate of interest.

Item 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 6 - Please check this box if you are a director, officer or employee of Cheviot Savings Bank, or a member of such person's household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

Item 8 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may not be all of your account number(s). You should list any other qualifying accounts that you may have or had with Cheviot Savings Bank in the box located under the heading "Additional Qualifying Accounts". These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Gifts to Minors Act, the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Cheviot Financial Corp. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                 Please be sure to sign the certification form
                       on the back of the stock order form

                             (See Reverse Side for
                             Stock Ownership Guide)
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                            CHEVIOT FINANCIAL CORP.

                             Stock Ownership Guide

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Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Ohio and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Gifts to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfers to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UGMA-OH or UTMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

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Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged
"trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA.
Please contact the Stock Information Center if you have any questions about your
IRA account and please do not delay in exploring this option.
Registration for IRA's:    On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
                           On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______.
                           Address will be that of the broker / trust department to where the stock certificate will be sent.
                           The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct.
                           Please list your phone numbers.
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Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates,
Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (See Reverse Side for Stock Order Form Instructions)

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                                                                                                        Cheviot Financial Corp.
                                                                                                         3723 Glenmore Avenue
                                                                                                        Cincinnati, Ohio 45211
                                                                                                            (513) xxx-xxxx
                                                                                                  Stock Order and Certification Form
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Deadline: The Subscription Offering ends at 12:00 Noon, Cincinnati time, on September xx, 2003. Your original Stock Order and
Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at a Cheviot Savings Bank office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.
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(1) Number of Shares     Price Per Share   (2) Total Amount Due
----------------------                     ---------------------     (6) |_| Check here if you are a director, officer or employee
                       X $10.00        =   $                                 of Cheviot Savings Bank or a member of such person's
----------------------                     ---------------------             immediate family (same household).
Minimum - 25 shares
Maximum - 12,500 shares; 25,000 for persons acting in concert        ---------------------------------------------------------------
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Method of Payment                                                    (7) |_| NASD Affiliation - see description on reverse side of
                                                                             this form.
(3) |_| Enclosed is a check, bank draft or money order payable       ---------------------------------------------------------------
        to Cheviot Financial Corp. for $______________.
                                                                     (8)  Please review the preprinted account information listed
(4) |_| I authorize Cheviot Savings Bank to make withdrawals              below. The accounts printed below may not be all of your
        from my certificate or savings account(s) (not checking           qualifying accounts or even your accounts as of the
        accounts) shown below, and understand that the amounts            earliest of the three dates if you have changed names on
        will not otherwise be available for withdrawal:                   the accounts. You should list any other accounts that you
                                                                          may have or had with Cheviot Savings Bank in the box below
Account Number(s)                            Amount(s)                    SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER
------------------------------------------------------------------        INFORMATION. All subscription orders are subject to the
                                                                          provisions of the Plan of Reorganization.
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                         Total Withdrawal
                                           -----------------------
There is NO penalty for early withdrawal.
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(5) Purchaser Information (check one)

a. |_| Eligible Account Holder - Check here if you were a            ---------------------------------------------------------------
depositor with at least $50 on deposit with Cheviot Savings Bank
as of April 30, 2002. Enter information in Section 8 for all         Additional Qualifying Accounts

deposit accounts that you had at Cheviot Savings Bank on April       Account Title (Names on Accounts)            Account Number
30, 2002.                                                            ---------------------------------------------------------------

b. |_| Supplemental Eligible Account Holder - Check here if you      ---------------------------------------------------------------
were a depositor with at least $ 50 on deposit with Cheviot
Savings Bank as of June 30, 2003 but are not an Eligible Account     ---------------------------------------------------------------
Holder. Enter information in Section 8 for all deposit accounts
that you had at Cheviot Savings Bank on June 30, 2003.               ---------------------------------------------------------------

c. |_| Other Member - Check here if you were a depositor of          ---------------------------------------------------------------
Cheviot Savings Bank as of August xx, 2003, but are not an
Eligible Account Holder or a Supplemental Eligible Account           Please Note: Failure to list all of your accounts may result in
Holder. Enter information in Section 8 for all accounts that you     the loss of part or all of your subscription rights.
had at Cheviot Savings Bank on August x, 2003.                       (additional space on back of form)

d. |_| Local Community - Natural persons persons residing in Hamilton County, Ohio

e. |_| General Public - Check here if none of the above apply

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(9) Stock Registration - Please Print Legibly and Fill Out Completely
    (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)
    |_| Individual              |_| Uniform Transfer to Minors Act        |_| Partnership
    |_| Joint Tenants           |_| Uniform Gift to Minors Act            |_| Individual Retirement Account
    |_| Tenants in Common       |_| Corporation                           |_| Fiduciary/Trust (Under Agreement Dated ______________)
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Name                                                                            Social Security or Tax I.D.
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Name                                                                            Social Security or Tax I.D.
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Mailing                                                                                                 Daytime
Address                                                                                                 Telephone
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                                                Zip                                                     Evening
City                            State           Code                    County                          Telephone
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Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated August xx, 2003 and understand I may not change or revoke my order once it is received by Cheviot Financial Corp. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Cheviot Financial Corp. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Exchange Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and
Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the
Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

---------------------------------------------------------------------  -------------------------------------------------------------
Signature                                               Date           Office Use Only          Check # ___________   ___________

---------------------------------------------------------------------  Date Rec'd _____/_____   Ck. Amt.___________   ___________

Signature                                               Date           Batch # __________ - Order #___________ Category _________

---------------------------------------------------------------------  -------------------------------------------------------------
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                                                       Cheviot Financial Corp.


Item (7) continued - NASD Affiliation (this section only applies        Item (8) continued; Purchaser Information
to those individuals who meet the delineated criteria)
                                                                        Account Title (Names on Accounts)        Account Number
Check the box if you are a member of the National Association of        ------------------------------------------------------------
Securities Dealers, Inc. ("NASD"), a person associated with an
NASD member, a member of the immediate family of any such person        ------------------------------------------------------------
to whose support such person contributes, directly or
indirectly, or the holder of an account in which an NASD member         ------------------------------------------------------------
or person associated with an NASD member has a beneficial
interest. To comply with conditions under which an exemption            ------------------------------------------------------------
from the NASD's Interpretation With Respect to Free-Riding and
Withholding is available, you agree, if you have checked the            ------------------------------------------------------------
NASD affiliation box: (1) not to sell, transfer or hypothecate
the stock for a period of three months following the issuance           ------------------------------------------------------------
and (2) to report this subscription in writing to the applicable
NASD member within one day of the payment therefor.                     ------------------------------------------------------------

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                                                         CERTIFICATION FORM

                            (This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY CHEVIOT
SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that THIS SECURITY IS federally insured or guaranteed, or IS as safe as an insured deposit, I should call the
Office of Thrift Supervision Regional Director - Robert C. Albanese at (201) 413-1000.

I further certify that, before purchasing the Common Stock of Cheviot Financial Corp. I received a Prospectus dated August xx, 2003.
The prospectus discloses the nature of the security being offered and describes the following risks involved in the investment, including:

      1.    Changing interest rates may cause net earnings to decline.

      2.    The future price of the common stock may be less than the purchase price in the offering and you may suffer a financial loss upon sale.

      3.    There is no guarantee that an active trading market for your stock will develop, which may hinder your ability to sell your common stock.

      4.    If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

      5.    If economic conditions deteriorate, our earnings could be adversely impacted as borrowers' ability to repay loans declines and the value of the collateral securing our loans decreases.

      6.    Our return on equity will be low compared to other companies. This could hurt the trading price of our common stock.

      7.    Investors who purchase stock in the offering will not exercise voting control of Cheviot Financial Corp.

      8.    Our stock benefit plans will increase our costs, which will reduce our net earnings and potentially dilute book value per share.

      9.    The implementation of stock-based benefit plans may dilute your ownership interest.

      10.   The contribution of shares and cash to the Cheviot Savings Bank Charitable Foundation will dilute your ownership interests and adversely impact net earnings in Fiscal 2004.

      11.   Strong competition within our market area may limit our growth and profitability.

      12.   We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds could reduce future earnings.

      13.   We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

      14.   Once submitted, your purchase order may not be revoked unless the stock offering is terminated or extended beyond XXXXX
            xx, 2003.

      15.   Our stock value may suffer from anti-takeover provisions and our mutual holding company structure that may impede potential takeovers.

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   Signature                          Date                               Signature                         Date

=================================================================    ===============================================================
(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT
OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS
OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
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